As filed with the Securities and Exchange Commission on October 21, 2021.

Registration No. 333-260250

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to the

FORM F-10 and FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Form F-10	Form S-4
Emera Incorporated	(FOR CO-REGISTRANTS, PLEASE SEE TABLE OF CO- REGISTRANTS ON THE FOLLOWING PAGE)

(Exact Name of Registrant as Specified in its Charter)

Nova Scotia, Canada	4911	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5151 Terminal Road

Halifax NS Canada

B3J 1A1

Telephone: (902) 450-0507

(Address and telephone number of Registrant’s principal executive offices)

Emera US Finance LP

702 N Franklin Street

Tampa, Florida 33602

Telephone: (813) 228-1111

(Name, address and telephone number of agent for service)

Copies to:

Stephen D. Aftanas	Byron B. Rooney	John Macfarlane
5151 Terminal Road Halifax Nova Scotia Canada B3J 1A1 (902) 428-6096	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York U.S.A., 10017 (212) 450-4000	Osler, Hoskin & Harcourt LLP Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8 (416) 362-2111

Form F-10

Province of Nova Scotia, Canada

(Principal Jurisdiction Regulating this Form F-10 Offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐ at some future date (check appropriate box below):

1. ☐ Pursuant to Rule 467(b) on (    ) at (    ) (designate a time not sooner than seven calendar days after filing).

2. ☐ Pursuant to Rule 467(b) on (    ) at (    ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (    ).

3. ☐ Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒ After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form F- 10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.

Form S-4

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instructions G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Security	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
0.833% Senior Notes due 2024	$300,000,000	100%	$300,000,000	$27,810.00
2.639% Senior Notes due 2031	$450,000,000	100%	$450,000,000	$41,715.00
Guarantees of 0.833% Senior Notes due 2024 (2)	N/A	N/A	N/A	(3)
Guarantees of 2.639% Senior Notes due 2031 (2)	N/A	N/A	N/A	(3)
Total	$750,000,000		$750,000,000	$69,525.00(4)

(1)	Estimated solely for purposes of calculating the registration fee.
(2)	See inside facing page for table of co- registrants.
(3)

No separate consideration will be received for the Guarantees of 0.833% Senior Notes due 2024 or 2.639% Senior Notes due 2031 being registered hereby. As a result, in accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

(4)	This amount has previously been paid.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL CO-REGISTRANTS

Form S-4

Exact Name of Registrant Issuer as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Addresses and Telephone Numbers of Principal Executive Offices
Emera US Finance LP	Delaware	4911	81-2780568	Emera US Finance LP 702 N Franklin Street Tampa, FL 33602 Telephone: (813) 228-1111

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Addresses and Telephone Numbers of Principal Executive Offices
Emera US Holdings Inc.	Delaware	4911	02-0527409	Emera US Holdings Inc. 702 N Franklin Street Tampa, FL 33602 Telephone: (813) 228-1111

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-10 and Form S-4 (Registration No. 333-260250) (the “Registration Statement”) is filed for the purpose of filing Exhibits 4.1 and 4.2 to the Form F-10. No changes or additions are being made to the Information Statement/
Prospectus constituting Part I of the Registration Statement or to Part III of the Form F-10 (neither of which is included herein), to Items 20 or 22 of Part II of the Form S-4 or to the “Indemnification of Certain Persons” section of Part III of the Form F-10.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

Emera Incorporated is incorporated under the laws of Nova Scotia, Canada

Under Emera Incorporated’s (“Emera” or the “F-10 Registrant”) Amended Articles of Association, the F-10 Registrant must indemnify directors and officers, each former director and officer and each other individual who acts or acted at the F-10 Registrant’s request as a director or officer or in a similar capacity of an Other Entity (as defined below) and their respective heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such person in respect of any civil, criminal, administrative, investigative, arbitration, mediation, or other proceeding or investigation to which he or she is made a party or involved in by reason of being or having been a director or officer of the F-10 Registrant or such Other Entity at the request of the F-10 Registrant or in a similar capacity, provided that: (i) the individual acted honestly and in good faith with a view to the best interests of the F-10 Registrant or, as the case may be, to the best interest of the Other Entity for which the individual acted as a director or officer or in a similar capacity at the F-10 Registrant’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds to believe that his or her conduct was lawful. The F-10 Registrant shall, to the full extent permitted by law, advance funds to an individual referred to above for any costs, charges and expenses of a proceeding or investigation provided that such individual shall repay the funds advanced if the individual does not fulfill the conditions of indemnification. The right of any person to indemnification granted is not exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, resolution or other vote of shareholders or directors, at law or otherwise; and the amount for which such indemnity is proved immediately attaches as a lien on the property of the F-10 Registrant and has priority against the members over all other claims. The term “Other Entity” means any affiliate or subsidiary of the F-10 Registrant, and any other body corporate, corporation, limited liability company, partnership, joint venture, trust, unincorporated association, unincorporated organization, unincorporated syndicate or other enterprise in which the F-10 Registrant, directly or indirectly, now or in the future, holds an interest, whether in debt, equity or otherwise, for which the director, officer or other individual serves or served as a director or officer or in a capacity similar thereto at the request of the F-10 Registrant. The F-10 Registrant is authorized to enter into an agreement evidencing and setting out the terms and conditions of an indemnity in favour of any of the persons referred to in the article regarding indemnification of its Amended Articles of Association. In addition, no director or officer of the F-10 Registrant shall, in the absence of any dishonesty on the part of such director or officer, be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity, or for any loss or expense happening to the F-10 Registrant through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the F-10 Registrant, or through the insufficiency or deficiency of any security in or upon which any of the funds of the F-10 Registrant are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his or her office or in relation thereto. The F-10 Registrant purchases directors’ and officers’ insurance which provides protection for directors and officers in cases where they incur a liability as a result of their activities on behalf of the F-10 Registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Emera pursuant to the foregoing provisions, Emera has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Public Utilities Act and is therefore unenforceable.

F-10 II-1

EXHIBITS TO FORM F-10

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

F-10 II-2

INDEX TO EXHIBITS

Exhibits to Form F-10

Exhibit No.

1.1	Form of Letter of Transmittal (included in Exhibit 99.1 to Form S-4)*

1.2	Form of Notice of Guaranteed Delivery (included in Exhibit 99.2 to Form S-4)*

3.2	Registration Rights Agreement dated as of June 4, 2021 among Emera US Finance LP, as issuer, Emera Incorporated and Emera US Finance Holdings Inc., as guarantors, and J.P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and Scotia Capital (USA) Inc. as representatives of the several initial purchasers named therein (included in Exhibit 4.6 to Form S-4)*

4.1	Annual Information Form of Emera dated March 29, 2021 for the year ended December 31, 2020 (incorporated by reference to Exhibit 99.1 to Emera’s Form 40-F filed March 31, 2021)

4.2	Audited comparative consolidated financial statements of Emera as at and for the years ended December 31, 2020 and December 31, 2019, together with the auditors’ report thereon (incorporated by reference to Exhibit 99.3 to Emera’s Form 40-F filed March 31, 2021)

4.3	Management’s Discussion and Analysis of Emera for the year ended December 31, 2020 (incorporated by reference to Exhibit 99.2 to Emera’s Form 40-F filed March 31, 2021)

4.4	Unaudited comparative consolidated interim financial statements of Emera as at and for the three months ended March 31, 2021 and March 31, 2020 (incorporated by reference to Exhibit 99.2 to Emera’s Form 6-K filed May 14, 2021 and Exhibit 99.2 to Emera’s Form 6-K filed May 18, 2020, respectively)

4.5	Management’s Discussion and Analysis of Emera for the three months ended March 31, 2021 (incorporated by reference to Exhibit 99.1 to Emera’s Form 6-K filed May 14, 2021)

4.6	Management Information Circular of Emera distributed in connection with Emera’s annual meeting of shareholders held on May 20, 2021 (incorporated by reference to Exhibit 99.1 to Emera’s Form 6-K filed April 9, 2021)

4.7	Unaudited comparative consolidated interim financial statements of Emera as at and for the three months and six months ended June 30, 2021 and June 30, 2020 (incorporated by reference to Exhibit 99.2 to Emera’s Form 6-K filed August 13, 2021)

4.8	Management’s Discussion and Analysis of Emera for the three months and six months ended June 30, 2021 (incorporated by reference to Exhibit 99.1 to Emera’s Form 6-K filed August 13, 2021)

5.1	Consent of Davis Polk & Wardwell LLP (incorporated by reference to Exhibit 23.1 to Form S-4)*

5.2	Consent of Stephen D. Aftanas, Corporate Secretary of Emera Incorporated (incorporated by reference to Exhibit 23.2 to Form S-4)*

5.3	Consent of Ernst & Young LLP*

6.1	Powers of Attorney (included on the signature pages to prior filing)*

7.1	Second Supplemental Indenture dated as of June 4, 2021 (incorporated by reference to Exhibit 4.5 to Form S-4)*

S-4 II-1

Exhibits to Form S-4

Exhibit No.

3.1	Memorandum of Association of Emera Incorporated*

3.2	Amended Articles of Association of Emera Incorporated*

3.3	Certificate of Limited Partnership of Emera US Finance LP*

3.4	Emera US Finance LP Amended & Restated Limited Partnership Agreement dated October 1, 2020*

3.5	Emera US Holdings Inc. Amended Certificate of Incorporation*

3.6	Bylaws of Emera US Holdings Inc.*

4.1	Form of 0.833% Senior Notes due 2024 of Emera US Finance LP*

4.2	Form of 2.639% Senior Notes due 2031 of Emera US Finance LP*

4.3	Indenture among Emera US Finance LP, as Issuer, Emera Incorporated and Emera US Holdings Inc., as Guarantors and American Stock Transfer & Trust Company, LLC, as Trustee dated June 16, 2016 (incorporated by reference to Exhibit 1.1 to Emera’s Form 6-K filed June 16, 2016)

4.4	First Supplemental Indenture, dated as of June 16, 2016, between Emera US Finance LP, as the issuer, Emera Incorporated and Emera US Holdings Inc., as guarantors and American Stock Transfer & Trust Company, LLC, as the trustee (incorporated by reference to Exhibit 1.2 to Emera’s Form 6-K filed June 16, 2016)

4.5	Second Supplemental Indenture among Emera US Finance LP, as Issuer, Emera Incorporated and Emera US Holdings Inc., as Guarantors and American Stock Transfer & Trust Company, LLC, as Trustee dated June 4, 2021*

4.6	Registration Rights Agreement dated as of June 4, 2021 among Emera US Finance LP, as issuer, Emera Incorporated and Emera US Finance Holdings Inc., as guarantors, and J.P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and Scotia Capital (USA) Inc. as representatives of the several initial purchasers named therein*

5.1	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to Emera US Finance LP, Emera Incorporated and Emera US Holdings Inc.*

5.2	Opinion of Stephen D. Aftanas, Corporate Secretary of Emera Incorporated*

21.1	Subsidiaries of Emera Incorporated*

23.1	Consent of Davis Polk & Wardwell LLP (included as part of its opinion filed in Exhibit 5.1 hereof)*

23.2	Consent of Stephen D. Aftanas, Corporate Secretary of Emera Incorporated (included as part of his opinion filed in Exhibit 5.2 hereof)*

23.3	Consent of Ernst & Young LLP*

24.1	Powers of Attorney (included on signature pages to prior filing)*

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of American Stock Transfer & Trust Company, LLC as trustee, on Form T-1*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Letter to Clients*

99.4	Form of Letter to Nominees*

*	Previously filed.

S-4 II-2

FORM F-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the F-10 Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Country of Canada, on the 21st day of October, 2021.

EMERA INCORPORATED

By:	/s/ GREGORY W. BLUNDEN
Name: Gregory W. Blunden Title: Chief Financial Officer

By:	/s/ STEPHEN D. AFTANAS
Name: Stephen D. Aftanas Title: Corporate Secretary

F-10 III-3

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Scott C. Balfour	President, Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2021

/s/ GREGORY W. BLUNDEN Gregory W. Blunden	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2021

* M. Jacqueline Sheppard	Chair and Director	October 21, 2021

* James V. Bertram	Director	October 21, 2021

* Henry E. Demone	Director	October 21, 2021

* Kent M. Harvey	Director	October 21, 2021

* B. Lynn Loewen	Director	October 21, 2021

* John B. Ramil	Director	October 21, 2021

* Andrea S. Rosen	Director	October 21, 2021

* Richard P. Sergel	Director	October 21, 2021

* Karen H. Sheriff	Director	October 21, 2021

* Jochen E. Tilk	Director	October 21, 2021

* By	/s/ Stephen D. Aftanas

Name:	Stephen D. Aftanas

Title:	Attorney-in-fact

F-10 III-4

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Emera Incorporated in the United States, on October 21, 2021 in the City of Halifax, Province of Nova Scotia, Country of Canada.

EMERA US FINANCE LP

By: EMERA US FINANCE GP COMPANY, its general partner

By:	/s/ GREGORY W. BLUNDEN
Name: Gregory W. Blunden Title: Chief Financial Officer

By:	/s/ STEPHEN D. AFTANAS
Name: Stephen D. Aftanas Title: Secretary

F-10 III-5

FORM S-4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware Registrants

Emera US Finance LP and Emera US Holdings Inc. are formed under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of the corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The amended certificate of incorporation of Emera US Holdings Inc. (“EUSHI”) indemnifies expenses and liabilities to all current and former directors and officers of EUSHI to the fullest extent permitted by applicable laws. Under EUSHI bylaws, EUSHI shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of EUSHI) by reason of the fact that he or she is or was a director or officer of EUSHI, or is or was serving at the request of EUSHI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of EUSHI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of EUSHI, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. EUSHI shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of EUSHI to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of EUSHI, or is or was serving at the request of EUSHI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of EUSHI and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to EUSHI unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. EUSHI may, at the discretion of the board of directors, indemnify all employees and agents of EUSHI (other than directors and officers) to the extent that directors and officers shall be indemnified. To the extent that a present or former director or officer of EUSHI has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any such claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification (unless ordered by a court) shall be made by EUSHI only as authorized in the specific case upon a determination that indemnification of the present or former director or officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (1) by

S-4 II-1

majority vote of the directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by EUSHI in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by EUSHI. He or she shall not repay the amount if it shall be ultimately determined that he or she is entitled to be indemnified. The indemnification and advancement of expenses provided by, or granted pursuant to, EUSHI’s bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. EUSHI is authorized, according to the discretion of the board of directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of EUSHI, or is or was serving at the request of EUSHI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not EUSHI must indemnify him or her against such liability.

Item 21. Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

Item 22. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Form S-4 registrants pursuant to the foregoing provisions set forth in Item 20 above, or otherwise, such registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The Form S-4 registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of the responding to the request.

The Form S-4 registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being involved therein, that was not the subject of disclosure included in the registration statement when it became effective.

S-4 II-2

FORM S-4

SIGNATURES

Pursuant to the requirements of the Securities Act, Emera Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Country of Canada, on this 21st day of October, 2021.

EMERA INCORPORATED

By:	/s/ GREGORY W. BLUNDEN
	Name:	Gregory W. Blunden
	Title:	Chief Financial Officer

By:	/s/ STEPHEN D. AFTANAS
	Name:	Stephen D. Aftanas
	Title:	Corporate Secretary

S-4 II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Scott C. Balfour	President, Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2021

/s/ GREGORY W. BLUNDEN Gregory W. Blunden	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2021

* M. Jacqueline Sheppard	Chair and Director	October 21, 2021

* James V. Bertram	Director	October 21, 2021

* Henry E. Demone	Director	October 21, 2021

* Kent M. Harvey	Director	October 21, 2021

* B. Lynn Loewen	Director	October 21, 2021

* John B. Ramil	Director	October 21, 2021

* Andrea S. Rosen	Director	October 21, 2021

* Richard P. Sergel	Director	October 21, 2021

* Karen H. Sheriff	Director	October 21, 2021

* Jochen E. Tilk	Director	October 21, 2021

* By	/s/ Stephen D. Aftanas

Name:	Stephen D. Aftanas

Title:	Attorney-in-fact

S-4 II-4

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Emera Incorporated in the United States, on October 21, 2021 in the City of Halifax, Province of Nova Scotia, Country of Canada.

EMERA US FINANCE LP

By: EMERA US FINANCE GP COMPANY, its general partner

By:	/s/ GREGORY W. BLUNDEN
	Name:	Gregory W. Blunden
	Title:	Chief Financial Officer

By:	/s/ STEPHEN D. AFTANAS
	Name:	Stephen D. Aftanas
	Title:	Secretary

S-4 II-5

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Country of Canada, on this 21st day of October, 2021.

EMERA US FINANCE LP

By: EMERA US FINANCE GP COMPANY, its general partner

By:	/s/ GREGORY W. BLUNDEN
	Name:	Gregory W. Blunden
	Title:	Chief Financial Officer

By:	/s/ STEPHEN D. AFTANAS
	Name:	Stephen D. Aftanas
	Title:	Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Scott C. Balfour	President and Director (Principal Executive Officer)	October 21, 2021

/s/ GREGORY W. BLUNDEN Gregory W. Blunden	Director and Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2021

/s/ STEPHEN D. AFTANAS Stephen D. Aftanas	Secretary and Director	October 21, 2021

* By	/s/ Stephen D. Aftanas

Name:	Stephen D. Aftanas

Title:	Attorney-in-fact

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Province of Nova Scotia, Country of Canada, on this 21st day of October, 2021.

EMERA US HOLDINGS INC.

By:	/s/ GREGORY W. BLUNDEN
	Name:	Gregory W. Blunden
	Title:	Chief Financial Officer

By:	/s/ STEPHEN D. AFTANAS
	Name:	Stephen D. Aftanas
	Title:	Secretary

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert Bennett	President, Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2021

/s/ GREGORY W. BLUNDEN Gregory W. Blunden	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2021

* Scott C. Balfour	Director	October 21, 2021

* Richard P. Sergel	Director	October 21, 2021

* By	/s/ Stephen D. Aftanas

Name:	Stephen D. Aftanas

Title:	Attorney-in-fact

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